                                                    EXHIBIT 11

              ESTERLINE TECHNOLOGIES CORPORATION
           Computation of Earnings Per Common Share
     For the Three Months Ended January 31, 1994 and 1993
           (In thousands, except per share amounts)


                                              Three Months Ended
                                                  January 31,
                                              ------------------
                                                1994    1993
                                              -------  -------

Primary
- -------

Net earnings (loss)                           $  (404) $   331
                                              =======  =======
Average number of common shares
  outstanding                                   6,513    6,510
Add - net shares assumed to be issued
  for stock options                               ---      150
                                              -------  -------
Total average primary common
  shares outstanding                            6,513    6,660
                                              =======  =======

Primary net earnings (loss) per common share  $ (0.06) $  0.05
                                              =======  =======

Fully Diluted
- -------------

Net earnings (loss)                           $  (404)  $  331
Add - interest on convertible
  debentures net of federal
  income taxes                                    268      272
                                              -------  -------
Net earnings and interest on
  convertible debentures, net                 $  (136) $   603
                                              =======  =======
Average number of common shares
  outstanding (above)                           6,513    6,510
Add - net shares assumed to be issued
  for stock options                               ---      150
Add - shares assumed to be issued on
  conversion of convertible debentures            504      504
                                              -------  -------
Total average common shares on
  a fully diluted basis                         7,017    7,164
                                              =======  =======

Fully diluted net earnings (loss)
  per common share                            $ (0.02) $  0.08
                                              =======  =======

Primary net earnings (loss) per common share  $ (0.06) $  0.05
                                              =======  =======

Dilutive effect per common share                 None     None
                                              =======  =======

Note: The computation of earnings per share on a fully diluted basis results in earnings per share which are anti-dilutive in all periods.

                         -11-